Coopers & Lybrand L.L.P.
                          200 South Biscayne Boulevard
                                   Suite 1900
                                 Miami, FL 33131
                               Tel: (305) 375-7400
                               Off: (305) 375-6221

June 17, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statement made by Capital Brands, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of June 1996. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ COOPERS & LYBRAND L.L.P.
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Coopers & Lybrand L.L.P.